                                                 Exhibit 99.1

BARINGS BDC, INC. REPORTS SECOND QUARTER 2024 RESULTS AND
ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.26 PER SHARE
CHARLOTTE, N.C., August 7, 2024 - Barings BDC, Inc. (NYSE: BBDC) (“Barings BDC” or the “Company”) today reported its financial and operating results for the second quarter of 2024 and announced that the Company’s Board of Directors (the “Board”) declared a quarterly cash dividend of $0.26 per share.
Highlights

Income Statement	Three Months Ended June 30, 2024		Three Months Ended March 31, 2024
(dollars in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(2)
Net investment income	$42.1	$0.40	$29.4	$0.28
Net realized gains (losses)	$8.1	$0.08	$(21.5)	$(0.20)
Net unrealized appreciation (depreciation)	$(30.8)	$(0.29)	$36.1	$0.34
Net increase (decrease) in net assets resulting from operations	$19.4	$0.18	$44.0	$0.41
Dividends paid		$0.26		$0.26
(1) Based on weighted average shares outstanding during the period of 105,898,271.
(2) Based on weighted average shares outstanding during the period of 106,038,873.

Investment Portfolio and Balance Sheet
(dollars in millions, except per share data)	As of June 30, 2024	As of March 31, 2024	As of December 31, 2023
Investment portfolio at fair value	$2,395.7	$2,527.5	$2,488.7
Weighted average yield on performing debt investments (at principal amount)	10.9%	10.7%	10.5%

Total assets	$2,603.6	$2,698.7	$2,677.5
Debt outstanding (principal)	$1,375.8	$1,465.4	$1,444.9
Total net assets (equity)	$1,201.9	$1,211.9	$1,196.6
Net asset value per share	$11.36	$11.44	$11.28
Debt-to-equity ratio	1.14x	1.21x	1.21x
Net debt-to-equity ratio (adjusted for unrestricted cash and net unsettled transactions)	1.07x	1.17x	1.15x
Second Quarter 2024 Results
Commenting on the quarter, Eric Lloyd, Chief Executive Officer of Barings BDC, stated, “We continued to deliver strong, stable results for our shareholders this quarter, demonstrated by net investment income that was meaningfully higher than our dividend and industry leading non-accrual rates. We made further meaningful progress this quarter reducing our non-core positions, providing us with capital to recycle into attractively structured and priced, first lien, middle market loans in what we believe will be an accelerating deal environment in the second half of the year.”
During the three months ended June 30, 2024, the Company reported total investment income of $74.9 million, net investment income of $42.1 million, or $0.40 per share, and a net increase in net assets resulting from operations of $19.4 million, or $0.18 per share.

Net asset value (“NAV”) per share as of June 30, 2024 was $11.36, as compared to $11.44 as of March 31, 2024. The decrease in NAV per share from March 31, 2024 to June 30, 2024 was primarily attributed to net unrealized depreciation on the Company’s investment portfolio, credit support agreements, foreign currency transactions and forward currency contracts of approximately $0.29 per share, partially offset by net investment income exceeding the Company’s second quarter dividend by $0.14 per share and a net realized gain on investments, foreign currency transactions and forward currency contracts of $0.07 per share.
Recent Portfolio Activity
During the three months ended June 30, 2024, the Company made nine new investments totaling $38.5 million and made investments in existing portfolio companies totaling $40.0 million. The Company had 15 loans repaid totaling $116.2 million, received $21.8 million of portfolio company principal payments and received $3.8 million of return of capital from joint ventures and equity investments. The Company received $28.2 million for the sale of loans, recognizing a net realized gain on these transactions of $0.5 million. Lastly, the Company received proceeds related to the sale of equity investments totaling $24.9 million and recognized a net realized gain on such sales totaling $3.0 million.
During the three months ended June 30, 2024, the Company recorded net unrealized depreciation totaling $30.8 million, consisting of net unrealized depreciation on its current portfolio of $30.1 million, unrealized depreciation of $2.8 million on the Sierra credit support agreement with Barings and net unrealized depreciation related to forward currency contracts of $4.5 million, partially offset by net unrealized appreciation reclassification adjustments of $3.6 million related to the net realized losses on the sales / repayments and restructures of certain investments, unrealized appreciation of $1.9 million on the MVC credit support agreement with Barings and net unrealized appreciation related to foreign currency transactions of $1.0 million. The net unrealized depreciation on the Company’s current portfolio of $30.1 million was driven primarily by the credit or fundamental performance of investments of $21.6 million, broad market moves for investments of $7.7 million and the impact of foreign currency exchange rates on investments of $0.8 million.
Liquidity and Capitalization
As of June 30, 2024, the Company had cash and foreign currencies of $84.4 million (including restricted cash of $15.0 million), $350.8 million of borrowings outstanding under its $1,065.0 million senior secured revolving credit agreement, $1,025.0 million aggregate principal amount of unsecured notes outstanding and a net receivable from unsettled transactions of $20.6 million.
Share Repurchase Program
On February 22, 2024, the Board authorized a new 12-month share repurchase program. Under the program, the Company may repurchase, during the 12-month period commencing on March 1, 2024, up to $30.0 million in the aggregate of its outstanding common stock in the open market at prices below the then-current NAV per share. The timing, manner, price and amount of any share repurchases will be determined by the Company, in its discretion, based upon the evaluation of economic and market conditions, the Company’s stock price, applicable legal, contractual and regulatory requirements and other factors. The program is expected to be in effect until March 1, 2025, unless extended or until the aggregate repurchase amount that has been approved by the Board has been expended. The program does not require the Company to repurchase any specific number of shares, and the Company cannot assure stockholders that any shares will be repurchased under the program. The program may be suspended, extended, modified or discontinued at any time. During the three months ended June 30, 2024, the Company repurchased a total of 193,167 shares of its common stock in the open market under the authorized program at an average price of $9.88 per share, including brokerage commissions. As of August 7, 2024, the Company had repurchased a total of 309,078 shares of its common stock in the open market under the authorized program at an average price of $9.76 per share, including brokerage commissions.
Dividend Information
The Board declared a quarterly cash dividend of $0.26 per share.
The Company’s third quarter dividend is payable as follows:
Third Quarter 2024 Dividend:
Amount per share:         $0.26
Record date:             September 4, 2024
Payment date:             September 11, 2024

Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income, capital gains and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company’s distributions can be found on the Investor Relations page of its website.
Subsequent Events
Subsequent to June 30, 2024, the Company made approximately $55.9 million of new commitments, of which $45.6 million closed and funded. The $45.6 million of investments consists of $45.3 million of first lien senior secured debt investments and $0.3 million of equity investments. The weighted average yield of the debt investments was 10.7%. In addition, the Company funded $8.5 million of previously committed revolvers and delayed draw term loans.
Conference Call to Discuss Second Quarter 2024 Results
Barings BDC has scheduled a conference call to discuss second quarter 2024 financial and operating results for Thursday, August 8, 2024, at 9:00 a.m. ET.
To listen to the call, please dial 888-428-7458 or 862-298-0702 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until August 15, 2024. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13747692.
This conference call will also be available via a live webcast on the investor relations section of Barings BDC’s website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until August 15, 2024.
Forward-Looking Statements
Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements include, but are not limited to, the Company’s projected net investment income and earnings, the Company’s distribution levels and frequency of distributions, the Company’s share repurchase activity and investment activity, and the ability of Barings LLC to manage Barings BDC and identify investment opportunities, all of which are subject to change at any time based upon economic, market or other conditions, and may not be relied upon as investment advice or an indication of Barings BDC’s trading intent. More information on the risks and other potential factors that could affect Barings BDC’s financial results and future events, including important factors that could cause actual results or events to differ materially from plans, estimates or expectations included herein or discussed on the webcast/conference call, is included in Barings BDC’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Barings BDC’s most recently filed annual report on Form 10-K, as well as in subsequent filings, including Barings BDC’s quarterly reports on Form 10-Q. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to NAV, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term.

Non-GAAP Financial Measures
To provide additional information about the Company’s results, the Company’s management has discussed in this press release the Company’s net debt (calculated as (i) total debt less (ii) unrestricted cash and foreign currencies (excluding restricted cash) net of net payables/receivables from unsettled transactions) and its net debt-to-equity ratio (calculated as net debt divided by total net assets), which are not prepared in accordance with GAAP. These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate its leverage and financial condition and believes the presentation of these measures enhances investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s leverage and ability to take on additional debt. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company’s results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Item 10(e) of Regulation S-K, as promulgated under the Securities Exchange Act of 1934, as amended, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans in middle-market companies that operate across a wide range of industries. Barings BDC’s investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with $409+ billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $409+ billion* global investment manager sourcing differentiated opportunities and building long-term portfolios across public and private fixed income, real estate, and specialist equity markets. With investment professionals based in North America, Europe and Asia Pacific, the firm, a subsidiary of MassMutual, aims to serve its clients, communities and employees, and is committed to sustainable practices and responsible investment. Learn more at www.barings.com.
*Assets under management as of June 30, 2024
Media Contact:
MediaRelations@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

Barings BDC, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets:
Investments at fair value:
Non-Control / Non-Affiliate investments (cost of $1,969,097 and $2,053,548 as of June 30, 2024 and December 31, 2023, respectively)	$1,911,585	$1,995,372
Affiliate investments (cost of $372,603 and $378,865 as of June 30, 2024 and December 31, 2023, respectively)	393,922	402,423
Control investments (cost of $104,162 and $103,163 as of June 30, 2024 and December 31, 2023, respectively)	90,153	90,920
Total investments at fair value	2,395,660	2,488,715
Cash (restricted cash of $15,018 and $0 as of June 30, 2024 and December 31, 2023, respectively)	66,093	57,187
Foreign currencies (cost of $18,220 and $13,023 as of June 30, 2024 and December 31, 2023, respectively)	18,270	13,341
Interest and fees receivable	37,120	51,598
Prepaid expenses and other assets	2,942	3,564
Credit support agreements (cost of $58,000 as of both June 30, 2024 and December 31, 2023)	50,546	57,800
Derivative assets	4,350	1
Deferred financing fees	3,031	3,948
Receivable from unsettled transactions	25,631	1,299
Total assets	$2,603,643	$2,677,453
Liabilities:
Accounts payable and accrued liabilities	$2,875	$2,950
Interest payable	14,322	8,450
Administrative fees payable	400	536
Base management fees payable	8,190	8,347
Incentive management fees payable	1,122	7,737
Derivative liabilities	9,869	11,265
Payable from unsettled transactions	5,081	1,112
Borrowings under credit facility	350,823	719,914
Notes payable (net of deferred financing fees)	1,009,085	720,583
Total liabilities	1,401,767	1,480,894
Commitments and contingencies
Net Assets:
Common stock, $0.001 par value per share (150,000,000 shares authorized, 105,757,992 and 106,067,070 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively)	106	106
Additional paid-in capital	1,851,442	1,854,457
Total distributable earnings (loss)	(649,672)	(658,004)
Total net assets	1,201,876	1,196,559
Total liabilities and net assets	$2,603,643	$2,677,453
Net asset value per share	$11.36	$11.28

Barings BDC, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Investment income:
Interest income:
Non-Control / Non-Affiliate investments	$54,084	$54,561	$107,273	$105,729
Affiliate investments	792	459	1,749	839
Control investments	51	404	437	746
Total interest income	54,927	55,424	109,459	107,314
Dividend income:
Non-Control / Non-Affiliate investments	1,324	831	2,645	1,658
Affiliate investments	10,410	9,419	17,565	16,466
Total dividend income	11,734	10,250	20,210	18,124
Fee and other income:
Non-Control / Non-Affiliate investments	3,552	4,232	6,939	7,314
Affiliate investments	200	37	269	204
Control investments	17	32	34	83
Total fee and other income	3,769	4,301	7,242	7,601
Payment-in-kind interest income:
Non-Control / Non-Affiliate investments	3,246	4,782	5,728	8,317
Affiliate investments	268	48	519	251
Control investments	684	292	1,076	496
Total payment-in-kind interest income	4,198	5,122	7,323	9,064
Interest income from cash	258	205	458	403
Total investment income	74,886	75,302	144,692	142,506
Operating expenses:
Interest and other financing fees	20,774	20,811	41,856	40,127
Base management fee	8,190	8,134	16,469	15,987
Incentive management fees	1,122	10,086	9,289	19,691
General and administrative expenses	2,343	2,447	5,019	5,183
Total operating expenses	32,429	41,478	72,633	80,988
Net investment income before taxes	42,457	33,824	72,059	61,518
Income taxes, including excise tax expense	315	200	565	395
Net investment income after taxes	$42,142	$33,624	$71,494	$61,123

Barings BDC, Inc. Unaudited Consolidated Statements of Operations — (Continued) (in thousands, except share and per share data)
	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Realized gains (losses) and unrealized appreciation (depreciation) on investments, credit support agreements, foreign currency transactions and forward currency contracts:
Net realized gains (losses):
Non-Control / Non-Affiliate investments	$7,685	$(46,218)	$(4,922)	$(45,446)
Affiliate investments	(4,179)	—	(4,179)	—
Net realized gains (losses) on investments	3,506	(46,218)	(9,101)	(45,446)
Foreign currency transactions	153	372	393	4,074
Forward currency contracts	4,415	(2,692)	(4,671)	(16,911)
Net realized gains (losses)	8,074	(48,538)	(13,379)	(58,283)
Net unrealized appreciation (depreciation):
Non-Control / Non-Affiliate investments	(7,831)	45,334	672	52,771
Affiliate investments	(5,034)	2,722	(2,239)	13,563
Control investments	(13,572)	5,602	(1,766)	(1,667)
Net unrealized appreciation (depreciation) on investments	(26,437)	53,658	(3,333)	64,667
Credit support agreements	(904)	1,978	(7,254)	7,564
Foreign currency transactions	1,025	(2,839)	4,541	(10,966)
Forward currency contracts	(4,460)	2,262	11,372	15,764
Net unrealized appreciation (depreciation)	(30,776)	55,059	5,326	77,029
Net realized gains (losses) and unrealized appreciation (depreciation) on investments, credit support agreements, foreign currency transactions and forward currency contracts	(22,702)	6,521	(8,053)	18,746
Benefit from (provision for) income taxes	—	(28)	—	(101)
Net increase (decrease) in net assets resulting from operations	$19,440	$40,117	$63,441	$79,768
Net investment income per share — basic and diluted	$0.40	$0.31	$0.67	$0.57
Net increase (decrease) in net assets resulting from operations per share — basic and diluted	$0.18	$0.37	$0.60	$0.74
Dividends / distributions per share:
Total dividends / distributions per share	$0.26	$0.25	$0.52	$0.50
Weighted average shares outstanding — basic and diluted	105,898,271	107,381,276	105,968,572	107,647,243

Barings BDC, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended	Six Months Ended
	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$63,441	$79,768
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities:
Purchases of portfolio investments	(216,878)	(255,744)
Repayments received / sales of portfolio investments	289,310	188,422
Loan origination and other fees received	3,768	2,876
Net realized (gain) loss on investments	9,101	45,446
Net realized (gain) loss on foreign currency transactions	(393)	(4,074)
Net realized (gain) loss on forward currency contracts	4,671	16,911
Net unrealized (appreciation) depreciation on investments	3,333	(64,667)
Net unrealized (appreciation) depreciation of CSAs	7,254	(7,564)
Net unrealized (appreciation) depreciation on foreign currency transactions	(4,541)	10,966
Net unrealized (appreciation) depreciation on forward currency contracts	(11,372)	(15,764)
Payment-in-kind interest / dividends	(10,331)	(11,567)
Amortization of deferred financing fees	2,251	1,565
Accretion of loan origination and other fees	(5,473)	(4,094)
Amortization / accretion of purchased loan premium / discount	(412)	(946)
Payments for derivative contracts	(11,586)	(19,437)
Proceeds from derivative contracts	6,914	2,526
Changes in operating assets and liabilities:
Interest and fees receivable	14,625	(2,730)
Prepaid expenses and other assets	628	651
Accounts payable and accrued liabilities	(6,984)	9,702
Interest payable	5,877	558
Net cash provided by (used in) operating activities	143,203	(27,196)
Cash flows from financing activities:
Borrowings under credit facility	24,500	35,000
Repayments of credit facility	(388,539)	—
Proceeds from notes	300,000	—
Financing fees paid	(7,205)	(2,389)
Purchases of shares in repurchase plan	(3,015)	(10,854)
Cash dividends / distributions paid	(55,109)	(53,646)
Net cash provided by (used in) financing activities	(129,368)	(31,889)
Net increase (decrease) in cash and foreign currencies	13,835	(59,085)
Cash and foreign currencies, beginning of period	70,528	139,415
Cash and foreign currencies, end of period	$84,363	$80,330
Supplemental Information:
Cash paid for interest	$32,855	$37,354
Excise taxes paid during the period	$1,700	$800

Barings BDC, Inc.
Unaudited Reconciliation of Debt to Net Debt and Calculation of Net Debt-to-Equity Ratio
(in thousands, except ratios)

	June 30, 2024	March 31, 2024	December 31, 2023
Total debt (principal)	$1,375,823	$1,465,352	$1,444,914
minus: Cash and foreign currencies (excluding restricted cash)	(69,345)	(50,740)	(70,528)
plus: Payable from unsettled transactions	5,081	336	1,112
minus: Receivable from unsettled transactions	(25,631)	(2,159)	(1,299)
Total net debt(1)	$1,285,928	$1,412,789	$1,374,199

Total net assets	$1,201,876	$1,211,876	$1,196,559

Total net debt-to-equity ratio(1)	1.07x	1.17x	1.15x
(1) See the “Non-GAAP Financial Measures” section of this press release.